Exhibit 99.2
CHINA EDUCATION INTERNATIONAL, INC.

Announces Agreements with Pingtan Lanhua Middle and High School in Fujian Province, China

BOCA RATON, June 1 2011 -- China Education International, Inc. (OTCBB:CEII) (“China Education”), which manages the operation of  a private school in China, today announced that its subsidiaries have signed contractual agreements with Pingtan Lanhua Middle & High School, based in Fujian Province, China (the “Lanhua School”) and its shareholders and agreed to issue 3,600,000 shares of our unregistered common stock valued at $2,880,000 in connection with this transaction.  The agreements we entered into in connection with this transaction include an Exclusive Cooperation Agreement, Share Pledge Agreement, Power of Attorney and Option Agreement (the “Lanhua School Agreements”) which collectively permit us to manage and exercise control over the Lanhua School and provides our subsidiary with an option to purchase all of its equity interests from its shareholders. Additional information regarding the Lanhua School Agreements is included in a Form 8-K we filed with the U.S. Securities and Exchange Commission today.

Due to Chinese regulatory restrictions on foreign investments in education for students in grades one to 12, we conduct our business in China through contractual arrangements which make up the Lanhua School Agreements among China Education, Hangzhou Technology, the Lanhua School and its shareholders. The Lanhua School will be treated as a variable interest entity in which we do not have direct or controlling equity interest but whose historical financial results will be consolidated in our financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

Commenting on the completion of this transaction, China Education’s Chairman Joel Mason stated “This additional school continues to validate our planned growth strategy which includes offering our management services to additional schools within China.  The Lanhua School will have access to our planned international pairing, partnership, and placement programs, as well as the support provided by our plans to roll out a branding program focused on increasing recruitment.“

About China Education International, Inc.

China Education manages the operations of private Chinese schools and plans to provide them with international partnership programs.  We currently manage private schools, including Shaoxing High School (Zhejiang Province) and Pingtan Lanhua Middle & High School (Fujian Province).  Schools under our management and their academic leaders offer unified national core curriculums including Chinese, English, mathematics, physics, history, biology to approximately 6,300 students.  Shaoxing High School has received numerous awards and was recognized in 2009 as one of China’s best 100 Private Schools by the Federation of Chinese Educators, the Association of Private Educators, and the Association of Principals.

Disclosure Notice:

This press release contains forward looking statements which identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements. Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our  reliance on contractual arrangements with Shaoxing High School and its shareholder and our contractual arrangements with Lanhua School and its shareholder for all of our China operations, which may not be as effective in providing operational control as direct ownership would, and our ability to complete acquisitions of additional schools we have targeted. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended December 31, 2010.

Contact:  Joel Mason, Chairman & CEO
Info@ChinaEducationIntl.com
Tel: +1.561.276.0500